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Toronto Stock Exchange: URZ
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www.uranerz.com

Uranerz Reports NI 43-101 Uranium Resources Update on Nichols Ranch

Casper, Wyoming, June 9, 2009 -- Uranerz Energy Corporation (“Uranerz” or the “Company”) (NYSE Amex: URZ; TSX: URZ; Frankfurt: U9E) is pleased to announce that it has completed an updated National Instrument 43-101 (“NI 43-101”) technical report for the Company’s Nichols Ranch property that estimates an indicated mineral resource of approximately 2,949,546 pounds of uranium (eU3O8) at an average grade of 0.114% . This resource update includes information from an additional 55 delineation drill holes and represents an increase of 711,289 pounds in the indicated mineral resource, a 31.8% increase. This mineral resource estimate was completed using accepted methods mandated by NI 43-101 and Canadian Institute of Mining, Metallurgy and Petroleum standards using a GT* cut-off of 0.20. Details of the resource are set out below:

Nichols Ranch Mineral Resources Summary

Sand	Resource	GT Minimum	Tons	Average Grade % eU3O8	eU3O8 Pounds
A	Indicated	0.20	1,293,661	0.114	2,949,546
A	Indicated	0.50	908,768	0.131	2,380,972

The Nichols Ranch project is located in Johnson and Campbell Counties in the Pumpkin Buttes Uranium Mining District of the Powder River Basin, approximately 60 air miles northeast of Casper, Wyoming. In December 2007, the Company submitted federal and state mining license and permit applications to build and operate the Nichols Ranch Uranium ISR Complex, including uranium in-situ recovery (“ISR”) well-fields and a central processing facility (complete with ion-exchange concentration and elution circuits, and drying and packaging circuits for finished yellowcake product) at the Nichols Ranch property, and a satellite facility with uranium ISR well-fields and ion-exchange plant at the Hank property. Both the U.S. Nuclear Regulatory Commission and the Wyoming Department of Environmental Quality have deemed the Company’s applications complete for further technical and environmental review, and there have been several additional information exchanges. The Company’s applications to build and operate the Nichols Ranch Uranium ISR Project are continuing to advance with both agencies.

This NI 43-101 technical report on the Nichols Ranch property, entitled “Technical Report Nichols Ranch Property Johnson and Campbell Counties, Wyoming” and dated June 5, 2009, is available for viewing in its entirety on SEDAR. The report was authored by Kurtis J. Brown, Senior Vice President of Exploration,

Uranerz Energy Corporation, who is a Qualified Person as defined by Canadian Securities Administrators’ NI 43-101, and who has reviewed and verified the technical disclosure provided in this news release. Prior to and separate from this technical report, an independent NI 43-101 technical report entitled “Nichols Ranch Uranium Project, Campbell & Johnson Counties, Wyoming, U.S.A., 43-101 Mineral Resource Report” (BRS, Inc., 2007) dated October 26, 2007, was prepared for the Nichols Ranch Unit by BRS Inc., a Professional Engineering and Natural Resource Corporation duly licensed in the State of Wyoming, U.S.A. and co-authored by Douglas Beahm, P.E., P.G. and Andrew Anderson P.E., P.G. (the “BRS Technical Report”). The BRS Technical Report was previously filed by Uranerz on October 29, 2007 and can be viewed in its entirety on the SEDAR reporting profile of Uranerz.

Approximately 126 historic exploratory drill holes were completed within the Nichols Ranch area between 1968 and 1992 with the majority being drilled by Cleveland-Cliffs Iron Company. In 2006 and 2007 Uranerz drilled an additional 257 new exploration and delineation holes on the Nichols Ranch property. This drilling included three core holes which were tested for radio-chemical confirmation. Data available for the resource estimate presented in this updated technical report include lithologic and geophysical logs from a total of 383 drill holes. This included 55 delineation holes which were not evaluated and not drilled at the time the BRS Technical report was written and subsequently published in October of 2007.

The updated NI 43-101 technical report has been filed by the Company and is available on the System for Electronic Document Analysis and Retrieval (“SEDAR”) at www.sedar.com .

About Uranerz

Uranerz Energy Corporation is a pure-play uranium company listed on the NYSE Amex Exchange (formerly called the American Stock Exchange) and the Toronto Stock Exchange (“TSX”) under the symbol “URZ”, and is also listed on the Frankfurt Stock Exchange under the symbol “U9E”.

Members of the Uranerz management team have specialized expertise in the in-situ recovery (“ISR”) uranium mining method, and the Company collectively owns or controls (including through its interest in the Arkose Mining Venture) approximately 124,200 acres (50,255 hectares or 194 square miles) in the Pumpkin Buttes Uranium Mining District of the central Powder River Basin of Wyoming, U.S.A., an area well-known for hosting uranium-mineralized roll fronts often amenable to ISR mining techniques.

The Company has submitted federal and state mining applications to build and operate the Nichols Ranch ISR Uranium Project which, when licensed and constructed, is planned to consist of a central processing facility at the Nichols Ranch property and a satellite facility at the Hank property. Commercial ISR mining in the Powder River Basin has been ongoing since 1987, with production coming from the Smith Ranch-Highland mine currently owned and operated by Cameco Resources Inc. and from AREVA NC’s Irigaray-Christensen Ranch ISR mine located in the Pumpkin Buttes uranium mining district (presently on stand-by, but re-start of operations has been announced). Commencement of operations at the Nichols Ranch ISR Uranium Project is dependent on receipt of required regulatory approvals.

ISR mining comprised 29% of global uranium production in 2007 according to the World Nuclear Association. Wyoming ISR advantages include low capital costs, low operating costs, and low environmental impact. Wyoming is the largest uranium producer in the United States with a long ISR history and has the largest known uranium resource base in the U.S. Uranerz management has a record of licensing commercial ISR projects.

Further Information

For further information, contact the Company’s Investor Relations department at 1-800-689-1659 or please refer to the Company’s website at www.uranerz.com, review the Company’s filings with the Securities and Exchange Commission at www.sec.gov, or visit the Company’s profile on the SEDAR website at www.sedar.com. The technical reports referenced in this news release will be located on the Company’s web site at http://www.uranerz.com/s/TechnicalReports.asp .

* GT represents grade times thickness and is calculated by multiplying eU3O8 grade (in percent) by gamma anomaly thickness (in feet) as determined from downhole radiometric probing.

All mineral resources disclosed in this press release and in the NI 43-101 technical report referenced herein have been estimated in accordance with the definition standards on mineral resources and mineral reserves of the Canadian Institute of Mining, Metallurgy and Petroleum referred to in National Instrument 43-101, commonly referred to as "NI 43-101". As a company listed on the TSX, we are required by Canadian law to provide disclosure in accordance with NI 43-101. U.S. reporting requirements for disclosure of mineral properties are governed by the Industry Guide 7 ("Guide 7") of the U.S. Securities and Exchange Commission (the "SEC"). NI 43-101 and Guide 7 standards are substantially different. The terms "mineral reserve", "proven mineral reserve" and "probable mineral reserve" are Canadian mining terms as defined in accordance with NI 43-101. These definitions differ from the definitions in Guide 7. Under Guide 7 standards, a "final" or "bankable" feasibility study is required to report reserves, the three-year historical average price is used in any reserve or cash flow analysis to designate reserves and the primary environmental analysis or report must be filed with the appropriate governmental authority.

This press release and the NI 43-101 technical report referenced herein uses or may use the terms "mineral resource," "measured mineral resource," "indicated mineral resource" and "inferred mineral resource". We advise investors that these terms are defined in and required to be disclosed by NI 43-101; however, these terms are not defined terms under Guide 7 and are normally not permitted to be used in reports and registration statements filed with the SEC. Investors are cautioned not to assume that any part or all of mineral deposits in these categories will ever be converted into Guide 7 reserves. "Inferred mineral resources" have a great amount of uncertainty as to their existence, and great uncertainty as to their economic and legal feasibility. It cannot be assumed that all or any part of an inferred mineral resource will ever be upgraded to a higher category. Under Canadian rules, estimates of inferred mineral resources may not form the basis of feasibility or pre-feasibility studies, except in rare cases. Investors are cautioned not to assume that all or any part of any mineral resource exists or is economically or legally mineable. Disclosure of "contained pounds" in a resource is permitted disclosure under Canadian regulations; however, the SEC normally only permits issuers to report mineralization that does not constitute "reserves" by SEC standards as in-place tonnage and grade without reference to unit measures.

This press release may contain or refer to "forward-looking information" and "forward-looking statements" within the meaning of applicable United States and Canadian securities laws, which may include, but is not limited to, statements with respect to resource estimates, permitting and development activities, projections, our planned exploration and drilling programs, the availability of future financing for exploration and other plans, projections, estimates and expectations. Such forward-looking statements reflect our current views with respect to future events and are subject to certain risks, uncertainties and assumptions, including, the risks and uncertainties outlined in our most recent financial statements and reports and registration statement filed with the SEC (available at www.sec.gov) and with Canadian securities administrators (available at www.sedar.com). Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, believed, estimated or expected. We do not undertake to update forward-looking statements, except as required by law.